UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2013

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd. Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 7, 2013, GE Capital Retail Bank (formerly known as GE Money Bank (“GE Bank”)) and Green Dot Bank, the subsidiary bank of Green Dot Corporation (the “Company”), entered into an Agreement to Purchase Assets and Assume Liabilities (the “Agreement”). Pursuant to the Agreement, Green Dot Bank has agreed to acquire from GE Bank the reloadable prepaid cards (“Cards”) bearing the marks of Walmart (as defined below) issued under that certain Card Program Services Agreement, dated as of October 27, 2006, by and between the Company and GE Bank, as amended (the “Services Agreement”). In connection with and as consideration for this transaction, GE Bank has agreed to transfer the deposits underlying the Cards at par and Green Dot Bank has agreed to assume certain liabilities of GE Bank, including its obligations to Walmart and the Company under that certain Amended and Restated Prepaid Card Program Agreement, dated as of May 27, 2010, by and among Wal-Mart Stores, Inc., Wal-Mart Stores Texas, L.P., Wal-Mart Louisiana, LLC, Wal-Mart Stores East, Inc., and Wal-Mart Stores, L.P. (collectively, “Walmart”), the Company and GE Bank, as amended (the “Program Agreement”).
The Agreement contains customary representations and warranties by GE Bank and Green Dot Bank for transactions of this nature, covenants by Green Dot Bank regarding the replacement of marketing materials and reissuance of Cards, and indemnification obligations between the parties. In addition, the Company has guaranteed the performance, when due, of all of GE Bank's present and future obligations and liabilities arising under the Agreement.
The consummation of the transaction is subject to closing conditions, including, among other things, receipt of required regulatory approvals. If approved by regulatory authorities, the transaction is expected to close in the second half of 2013.
The foregoing description of the Agreement and the Company's guaranty do not purport to be complete and are qualified in their entirety by reference to the full text and exhibits of the Agreement, which is attached as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
The Company has provided a set of questions and answers relating to the transaction provided for in the Agreement, which are attached hereto as Exhibit 99.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
10.01
Agreement to Purchase Assets and Assume Liabilities, dated June 7, 2013, by and between GE Capital Retail Bank and Green Dot Bank, which includes as Exhibit 1.01 the form of Guaranty of Green Dot Corporation

99.01	Questions and Answers

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John L. Keatley
John L. Keatley
Chief Financial Officer
Date: June 7, 2013

EXHIBIT INDEX

Number	Description
10.01
Agreement to Purchase Assets and Assume Liabilities, dated June 7, 2013, by and between GE Capital Retail Bank and Green Dot Bank, which includes as Exhibit 1.01 the form of Guaranty of Green Dot Corporation

99.01	Questions and Answers